Exhibit 15.1
[Letterhead of Maples and Calder]

Our ref:	VZL\604835\4414110v1
Direct	+852 2971 30395
Email	valerie.law@maplesandcalder.com
The9 Limited
Building No. 3, 690 Bibo Road
Zhang Jiang Hi-Tech Park
Pudong New Area, Pudong
Shanghai 201203
People’s Republic of China
7 April 2011
Dear Sirs,
The9 Limited (the “Company”)
We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2010, which will be filed with the Securities and Exchange Commission in the month of April 2011.
Yours faithfully
/s/ Maples and Calder
Maples and Calder